Exhibit 99.1

CONTACT:	Brian J. Begley
Investor Relations
Atlas Energy Resources, LLC
215/546-5005
215/553-8455

ATLAS ENERGY RESOURCES, LLC REPORTS RECORD FINANCIAL

RESULTS FOR THE FULL YEAR AND FOURTH QUARTER 2008

Pittsburgh, PA — February 25, 2009 - Atlas Energy Resources, LLC (NYSE: ATN) (“Atlas Energy” or “the Company”) today reported record financial results for the full year and fourth quarter 2008.

Atlas Energy’s full year 2008 results included the following record accomplishments:

•

Adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”), a non-GAAP measure, of $312.4 million, a 57% increase compared to the prior year. The increase in adjusted EBITDA was primarily related to a full year contribution from the Company’s Michigan segment in the current year, as well as growth in Appalachia net production and partnership management fee sources;

•	Distributable cash flow of $207.1 million, a 61% increase compared to the prior year;

•	Distributable cash flow per common unit of $3.24, a 24 % increase compared to the prior year;

•	Net income of $142.8 million, a 22% increase over the prior year;

•	Total revenues of $787.4 million, a 36% increase over the prior year;

•	Total company production of approximately 34.9 billion cubic feet of natural gas equivalents (“Bcfe”), a 59% increase over the prior year;

•	95 additional vertical Marcellus Shale wells drilled in the Company’s core position in southwestern Pennsylvania;

•	Net proved reserves of 1.00 trillion cubic feet of natural gas equivalents (“Tcfe”) as of December 31, 2008, an 11.7% increase from the prior year end;

•	$438.4 million raised in investor drilling funds, which was 21% higher than the previous record funds raised in 2007; and

•	Partnership management margin of $82.6 million, a 22% increase compared to the prior year.

A reconciliation of GAAP net income to adjusted EBITDA and distributable cash flow is provided in the financial tables of this release.

Details regarding the Company’s financial and operational results for the fourth quarter 2008 include:

•

Adjusted EBITDA of $72.8 million for the fourth quarter 2008, as compared with $71.7 million for the fourth quarter 2007. The increase over the prior year comparable quarter was primarily related to increased production in Appalachia, partially offset by lower realized average natural gas prices;

•

Distributable cash flow of $46.8 million, as compared with $45.8 million for the fourth quarter 2007; distributable cash flow per common unit was $0.73 per common unit for the fourth quarter 2008, compared to $0.74 per common unit for the fourth quarter 2007;

•	Net income for the fourth quarter 2008 was $28.7 million, as compared with $24.3 million for the prior year comparable quarter;

•	Revenues were $161.6 million in the fourth quarter 2008, as compared with $164.4 million for the prior year comparable quarter.

Based on the financial results for the fourth quarter 2008, the Company paid a distribution of $0.61 per unit for the quarter at a cash distribution coverage ratio of 1.2x.

Operating Highlights

•

Record total natural gas and oil net production of approximately 98.3 million cubic feet of natural gas equivalents (“Mmcfe”) per day for the fourth quarter 2008, including record average net daily production in Appalachia of 39.0 Mmcfe per day, up approximately 21% over the prior year fourth quarter;

•

Net proved reserves grew to a record 1.00 Tcfe at December 31, 2008, an 11.7% increase from 897 Bcfe at December 31, 2007. This growth is primarily attributable to a 63% increase in net proved reserves in the Appalachian Basin where Atlas Energy has successfully expanded its development of the Marcellus Shale. The Company was able to replace 607% (1) of its production in 2008 entirely through the drill bit.

•	Marcellus Shale development:

•	To date, the Company has drilled 126 vertical Marcellus Shale wells, of which 104 wells currently are online and producing into a pipeline;

•

Atlas Energy recently announced successful results of its two-stage completion technique on its vertical Marcellus development. The Company has drilled and completed 15 vertical Marcellus wells using a two-stage frac technique;

•

As of December 31, 2008, Atlas Energy controlled approximately 556,000 Marcellus acres in Pennsylvania, New York and West Virginia, of which approximately 274,000 acres are located in the Company’s current focus area of southwestern Pennsylvania.

•

The Company raised approximately $201.6 million for its year end drilling program, bringing the total investor funds raised in 2008 to approximately $438.4 million, representing a record for the Company and 21% above the previous record in full year 2007 of $363.3 million in investor funds. The $201.6 million of investor funds raised in the fourth quarter 2008 was the Company’s largest year end fundraising and 24% higher than its 2007 year end program.

•

As of December 31, 2008, the Company held a total acreage position of approximately 1,300,000 net acres, of which 786,000 are undeveloped, an increase of 24% from the net acreage position at December 31, 2007.

(1)	The drill bit reserve replacement ratio is equal to the sum of all additions and extensions, divided by production.

* * *

Appalachia Segment Results

•

Natural gas and oil production in the Appalachian Basin was approximately 39.0 Mmcfe per day for fourth quarter 2008, an increase of 6.6 Mmcfe per day, or approximately 21%, from the fourth quarter 2007.

•

Atlas Energy drilled 104 gross wells in Appalachia for the fourth quarter 2008, including 12 vertical Marcellus Shale wells. For the full year 2008, the Company drilled a total of 838 gross wells, including 95 vertical Marcellus Shale wells. The Company connected 218 wells to a pipeline in the fourth quarter 2008.

•

Gross margin from partnership management fee sources was $16.9 million in the fourth quarter 2008, as compared to $17.8 million in the prior year fourth quarter. The Company generated $82.6 million in partnership management margin for the full year 2008, compared to $67.6 million in the prior year, an increase of approximately 22%.

•

As of December 31, 2008, Atlas Energy held approximately 905,000 net acres in the Appalachian Basin, of which approximately 633,500 were undeveloped, an increase of 20% from the net acreage position at December 31, 2007.

•

As of December 31, 2008, Atlas Energy had identified approximately 3,626 geologically favorable shallow drilling locations on its acreage in the Appalachian Basin, which does not include any locations prospective for the Marcellus Shale, and had an interest in approximately 9,155 gross producing wells in Appalachia, of which it operated approximately 85%.

Michigan Segment Results

•	Natural gas and oil production from Michigan’s Antrim Shale averaged 59.2 Mmcfe per day in the fourth quarter 2008.

•	Atlas Energy drilled 33 gross wells and connected 42 wells in Michigan during the fourth quarter 2008. 168 gross wells were drilled and 167 wells were connected to a pipeline for the full year 2008.

•

At December 31, 2008, Atlas Energy has approximately 240,200 net developed acres in the Antrim Shale in Michigan and 33,100 net undeveloped acres. On this acreage, the Company had identified 739 drilling locations to the Norwood and Lachine members of the Antrim Shale.

•	As of December 31, 2008, Atlas Energy had an interest in approximately 2,458 gross wells in Michigan, of which it operated approximately 79%.

•	In the fourth quarter 2008, Atlas Energy commenced its development of the New Albany Shale in southwestern Indiana by drilling 5 initial wells in the basin.

* * *

Hedging Summary

The Company entered into additional hedging contracts during the fourth quarter 2008 for its natural gas production. A summary of the Company’s equity hedge positions as of December 31, 2008 are as follows:

Natural Gas

Fixed Price Swaps

Production Period Ended December 31,	Average Fixed Price (per mcf)(1)(2)	Volumes (per mcf)(1)
2009	$8.77	27,092,777
2010	$8.30	19,027,979
2011	$8.01	13,752,899
2012	$8.22	10,316,935
2013	$8.90	1,130,181

Costless Collars

Production Period Ended December 31,	Average Floor Price (per mcf)(1)(2)	Average Ceiling Price (per mcf)(1)(2)	Volumes (per mcf)(1)
2009	$11.25	$15.67	170,574
2010	$8.02	$9.21	2,425,417
2011	$7.64	$8.62	5,521,773
2012	$7.15	$8.49	762,556
2013	$7.20	$8.47	227,907

Crude Oil

Fixed Price Swaps

Production Period Ended December 31,	Average Fixed Price (per bbl)(1)	Volumes (bbls)(1)
2009	$100.14	59,900
2010	$97.40	48,900
2011	$96.44	42,600
2012	$96.00	33,500
2013	$96.06	10,000

Costless Collars

Production Period Ended December 31,	Average Floor Price (per bbl)(1)	Average Ceiling Price (per bbl)(1)	Volumes (bbls)(1)
2009	$85.00	$118.63	36,500
2010	$85.00	$112.92	31,000
2011	$85.00	$110.81	27,000
2012	$85.00	$110.06	21,500
2013	$85.00	$110.09	6,000

(1)	“Mcf” represents thousand cubic feet; “bbl” represents barrel.
(2)	Includes an estimated positive basis differential and Btu (British thermal units) adjustment.

•	The Company also has LIBOR interest rate swaps at a three-year fixed swap rate of 3.11% on $150.0 million of outstanding debt through January 2011.

* * *

Interested parties are invited to access the live webcast of Atlas Energy’s fourth quarter and full year 2008 results on Thursday, February 26, 2009 at 9:00 am ET by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergyresources.com. An audio replay of the conference call will also be available beginning at 12:00 pm ET on Thursday, February 26, 2009. To access the replay, dial 1-888-286-8010 and enter conference code 18022296.

Atlas Energy Resources, LLC develops and produces domestic natural gas and oil and is one of the largest independent energy producers in the Eastern United States. Atlas Energy sponsors and manages tax-advantaged investment partnerships, in which it co-invests, to finance the development of its acreage. For more information, visit the Company’s website at www.atlasenergyresources.com or contact Investor Relations at bbegley@atlasamerica.com.

Atlas America, Inc. owns an approximate 64% limited partner interest in Atlas Pipeline Holdings, L.P. (NYSE: AHD) and an approximate 47% common unit interest and all of the Class A and management incentive interests in Atlas Energy Resources, LLC. For more information, please visit Atlas America’s website at www.atlasamerica.com, or contact Investor Relations at bbegley@atlasamerica.com.

Atlas Pipeline Partners, L.P. is active in the transmission, gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, Arkansas, southern Kansas, northern and western Texas and the Texas panhandle, the Partnership owns and operates eight active gas processing plants and a treating facility, as well as approximately 9,100 miles of active intrastate gas gathering pipeline and a 565-mile interstate natural gas pipeline. In Appalachia, it owns and operates natural gas gathering pipelines in western Pennsylvania, western New York, eastern Ohio and northeastern Tennessee. For more information, visit our website at www.atlaspipelinepartners.com or contact Investor Relations at bbegley@atlaspipelinepartners.com.

Atlas Pipeline Holdings, L.P. is a limited partnership which owns and operates the general partner of Atlas Pipeline Partners, L.P., through which it owns a 2% general partner interest, all the incentive distribution rights and approximately 5.8 million common units of Atlas Pipeline Partners, L.P.

Certain matters discussed within this press release are forward-looking statements. Although Atlas Energy Resources, LLC believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in Atlas Energy’s reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

ATLAS ENERGY RESOURCES, LLC

FINANCIAL SUMMARY

(unaudited; in thousands, except per unit data)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
REVENUES
Gas and oil production	$75,433	$70,285	$311,850	$180,125
Well construction and completion	71,570	80,630	415,036	321,471
Administration and oversight	3,992	4,791	19,362	18,138
Well services	5,120	4,871	20,482	17,592
Gathering	5,519	3,805	20,670	14,314
Gain on mark-to-market derivatives	—	—	—	26,257

Total revenues	161,634	164,382	787,400	577,897

COSTS AND EXPENSES
Gas and oil production	14,978	11,886	59,579	32,193
Well construction and completion	60,943	70,113	359,609	279,540
Well services	2,839	2,357	10,654	9,062
Gathering fee	5,181	3,621	19,539	13,995
General and administrative	8,629	12,095	44,659	39,414
Depreciation, depletion and amortization	27,090	25,254	95,434	56,942

Total operating expenses	119,660	125,326	589,474	431,146

OPERATING INCOME	41,974	39,056	197,926	146,751

OTHER INCOME (EXPENSE):
Interest expense	(13,640)	(15,124)	(56,306)	(30,096)
Other – net	363	354	1,159	849

Total other expense	(13,277)	(14,770)	(55,147)	(29,247)

Net income	$28,697	$24,286	$142,779	$117,504

Allocation of net income attributable to members’ interests:
Class A units	$2,227	$1,451	$9,062	$4,099
Class B common units	26,470	22,835	133,717	113,405

Net income attributable to members’ interests	$28,697	$24,286	$142,779	$117,504

Net income per Class B common units:
Basic	$0.42	$0.38	$2.14	$2.32

Diluted	$0.42	$0.37	$2.12	$2.29

Weighted Average Class B common unit:
Basic	63,381	60,710	62,409	48,909

Diluted	63,513	61,227	63,023	49,449

	December 31,
	2008	2007
Balance Sheet Data (at period end):
Cash and cash equivalents	$5,655	$25,258
Property, plant and equipment, net	1,945,119	1,693,467
Total assets	2,270,685	1,891,234
Total debt	873,655	740,030
Total members’ equity	1,039,336	836,115

ATLAS ENERGY RESOURCES, LLC

FINANCIAL INFORMATION

(unaudited; in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Capital Expenditure data:
Maintenance capital expenditures	$12,975	$12,975	$51,900	$43,450
Expansion capital expenditures	105,009	56,394	289,075	1,421,186

Total	$117,984	$69,369	$340,975	$1,464,636

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Reconciliation of net income to non-GAAP measures(1):
Net income	$28,697	$24,286	$142,779	$117,504
Depreciation, depletion and amortization	27,090	25,254	95,434	56,942
Interest expense	13,640	15,124	56,306	30,096

EBITDA	69,427	64,664	294,519	204,542
Adjustment to reflect cash impact of derivatives(2)	1,922	5,754	12,430	12,257
Gain on mark-to-market derivatives(3)	—	—	—	(26,257)
Non-recurring derivative fees	—	—	—	3,873
Non-cash compensation expense	1,464	1,302	5,485	4,684

Adjusted EBITDA	72,813	71,720	312,434	199,099
Interest expense	(13,640)	(15,124)	(56,306)	(30,096)
Amortization of deferred financing costs (included within interest expense)	641	2,182	2,823	3,040
Maintenance capital expenditures	(12,975)	(12,975)	(51,900)	(43,450)

Distributable cash flow	$46,839	$45,803	$207,051	$128,593

(1)

EBITDA, adjusted EBITDA and distributable cash flow are non-GAAP (generally accepted accounting principles) financial measures under the rules of the Securities and Exchange Commission. Management of the Company believes that EBITDA, adjusted EBITDA and distributable cash flow provide additional information for evaluating the Company’s ability to make distributions to its unitholders, among other things. These measures are widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. EBITDA is also a financial measurement that, with certain negotiated adjustments, is utilized within the Company’s financial covenants under its credit facility. EBITDA, adjusted EBITDA and distributable cash flow are not measures of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income, operating income, or cash flows from operating activities in accordance with GAAP.

(2)

Represents cash proceeds received from the settlement of ineffective derivative gains recognized during the year ended December 31, 2007 associated with the acquisition of the Company’s Michigan assets but not reflected in its consolidated statements of income for the three months and year ended December 31, 2008.

(3)	Represents ineffective non-cash gains related to the change in value of derivative contracts associated with the acquisition of the Company’s Michigan assets in June 2007.

ATLAS ENERGY RESOURCES, LLC

Operating Highlights

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Production revenues (in thousands):
Gas	$72,800	$66,875	$297,145	$169,314
Oil(1)	$2,626	$3,410	$14,640	$10,768

Production volume:(2) (3)
Appalachia:
Gas (Mcfd)	36,281	29,935	33,023	27,156
Oil (Bpd)	459	408	423	418

Total (Mcfed)	39,035	32,383	35,558	29,666

Michigan: (4)
Gas (Mcfd)	59,160	59,508	59,606	59,737
Oil (Bpd)	10	5	11	4

Total (Mcfed)	59,220	59,538	59,669	59,761

Total (Mcfed)	98,255	91,921	95,227	89,425

Average sales prices: (3)
Gas (per Mcf) (5) (6)	$8.51	$8.83	$9.13	$8.66
Oil (per Bbl)(7)	$60.82	$89.60	$92.35	$70.16

Production costs:(8)
Lease operating expenses as a percent of production revenues	11%	9%	10%	9%
Lease operating expenses per Mcfe	$0.94	$0.75	$0.85	$0.77
Production taxes per Mcfe	0.24	0.25	0.35	0.21

Total production costs per Mcfe	$1.18	$1.01	$1.20	$0.97

Depletion per Mcfe	$2.89	$2.88	$2.64	$2.49

(1)	Excludes sales of natural gas liquids.
(2)	Production quantities consist of the sum of (i) the Company’s proportionate share of production from wells in which it has a direct interest, based on the Company’s proportionate net revenue interest in such wells, and (ii) the Company’s proportionate share of production from wells owned by the investment partnerships in which the Company has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.
(3)	“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.
(4)	Atlas Energy acquired its Michigan assets in June 2007, and production volume from these assets have only been included from that date.
(5)	Atlas Energy’s average sales price for gas before the effects of financial hedging were $6.95 and $7.38 per Mcf for the three months ended December 31, 2008 and 2007, respectively, and $9.23 and $7.22 per Mcf for the years ended December 31, 2008 and 2007, respectively.
(6)	Includes cash proceeds received from the settlement of derivative contracts of $1.9 million and $5.8 million for the three months ended December 31, 2008 and 2007, respectively, and $12.4 million and $12.3 million for the years ended December 31, 2008 and 2007, respectively. The cash proceeds received from the settlement of derivative contracts were not included as gas revenue for the respective periods.
(7)	Atlas Energy’s average sales price for oil before the effects of financial hedging were $48.23 and $91.79 per barrel for the three months ended and year ended December 31, 2008, respectively.
(8)	Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance and production overhead.